EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS THIRD QUARTER 2023 RESULTS

ST. LOUIS (October 31, 2023) - Perficient, Inc. (Nasdaq: PRFT) (“Perficient”), the leading global digital consultancy transforming the world’s largest enterprises and biggest brands, today reported its financial results for the quarter ended September 30, 2023.

Financial Highlights

For the quarter ended September 30, 2023:

•Revenues decreased 2% to $223.2 million from $227.6 million in the third quarter of 2022;
•Net income remained essentially flat at $22.6 million, compared to $23.0 million in the third quarter of 2022;
•GAAP earnings per share results on a fully diluted basis decreased 2% to $0.63 from $0.64 in the third quarter of 2022;
•Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis decreased 17% to $0.92 from $1.11 in the third quarter of 2022; and
•Adjusted EBITDA (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) decreased 14% to $45.8 million from $53.0 million in the third quarter of 2022.

“Our business momentum and performance began to improve during the third quarter and we expect a solid close to the year,” said Tom Hogan, President and CEO. “Our enterprise customers continue to value Perficient’s fully integrated delivery model and the global talent and depth we’ve built in North America, Latin America, and India.”

Other Highlights

Among other recent achievements, Perficient:

•Announced it has entered into a purchase agreement to acquire SMEDIX, Inc., an approximately $12 million revenue healthcare software engineering firm headquartered in San Diego, California, with offshore operations located in Cluj-Napoca, Romania. A closing of the acquisition is targeted in January 2024, subject to customary closing conditions and regulatory approval. SMEDIX, Inc. will strengthen Perficient’s healthcare industry software development capabilities and add global delivery capacity in Eastern Europe;
•Announced that effective October 1, 2023, Jeffrey Davis, former Perficient Chairman and CEO, became the Executive Chairman of Perficient, and Thomas J. Hogan, former Perficient COO, succeeded Mr. Davis as CEO and joined Perficient’s Board of Directors;
•Announced new and expanded generative AI initiatives, including the employee-led Generative AI Innovation Group, to help clients realize the potential of AI and innovate solutions that accelerate their business;
•Published research revealing a significant consumer satisfaction gap between electric vehicle (“EV”) and traditional buying experiences, identifying opportunities for the automotive industry to improve the car-buying experience;
•Announced its partnership with the Minnesota Timberwolves of the NBA to further drive brand awareness and strengthen client relationships in the Minneapolis region and beyond;
•Was recognized by Modern Healthcare as the fifth-largest healthcare IT consulting firm based on 2022 revenue;
•Celebrated the graduation of 60 students from the Perficient Bright Paths Program during 2023, a program designed to advance STEM education and career opportunities for underrepresented constituencies and communities; and
•Was recognized in Forrester’s “Digital Transformation Services Landscape, Q3 2023” report as a digital transformation consultancy across four regions.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. See “Safe Harbor Statement” below.

Perficient expects its fourth quarter 2023 revenue to be in the range of $221 million to $226 million. Fourth quarter GAAP earnings per share is expected to be in the range of $0.64 to $0.69. Fourth quarter adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) is expected to be in the range of $0.98 to $1.03.

Perficient narrowed its full year 2023 revenue guidance to a range of $907 million to $912 million from a range of $900 million to $916 million, narrowed its 2023 GAAP earnings per share guidance to a range of $2.74 to $2.79 from a range of $2.73 to $2.84 and narrowed its 2023 adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) guidance to a range of $3.94 to $3.99 from a range of $3.93 to $4.05.

Conference Call Details

Perficient will host a conference call regarding third quarter financial results today, October 31, 2023, at 8 a.m. Eastern.

Analysts and investors who wish to ask questions during the Q&A session can register for the call on https://register.vevent.com/register/BI2bad8809d0104b0e92f9f303c2d3f311. Registrants will receive confirmation with dial-in details.

A live webcast of the event can be accessed on https://perficient.gcs-web.com/events/event-details/q3-2023-perficient-earnings-conference-call. A replay of the webcast will be available on https://perficient.gcs-web.com/ starting approximately two hours after the event and will be archived on the site for one year.

About Perficient
Perficient is the leading global digital consultancy. We imagine, create, engineer, and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative, and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2023. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our most recently filed annual report on Form 10-K and other securities filings, and the following:

(1)the possibility that our actual results do not meet the projections and guidance contained in this news release;
(2)the impact of the general economy and economic and political uncertainty on our business;
(3)risks associated with potential changes to federal, state, local and foreign laws, regulations, and policies;
(4)risks associated with the operation of our business generally, including:
a. client demand for our services and solutions;
b. effectively competing in a highly competitive market;
c. risks from international operations including fluctuations in exchange rates;
d. adapting to changes in technologies and offerings;
e. the ongoing transition of our executive leadership team;
f. obtaining favorable pricing to reflect services provided;
g. risk of loss of one or more significant software vendors;
h. maintaining a balance of our supply of skills and resources with client demand;
i. changes to immigration policies;
j. protecting our clients’ and our data and information;
k. changes to tax levels, audits, investigations, tax laws or their interpretation;
l. making appropriate estimates and assumptions in connection with preparing our consolidated financial statements; and
m. maintaining effective internal controls;
(5)risks associated with managing growth organically and through acquisitions;
(6)risks associated with servicing our debt, the potential impact on the value of our common stock from the conditional conversion features of our debt and the associated convertible note hedge transactions;
(7)legal liabilities, including intellectual property protection and infringement or the disclosure of personally identifiable information; and
(8)the risks detailed from time to time within our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Perficient, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Services excluding reimbursable expenses	$219,467	$224,934	$676,424	$664,244
Reimbursable expenses	3,193	2,110	7,789	6,497
Total services	222,660	227,044	684,213	670,741
Software and hardware	578	570	1,538	1,722
Total revenues	223,238	227,614	685,751	672,463

Cost of revenues (exclusive of depreciation and amortization, shown separately below)
Cost of services	140,899	134,195	426,147	404,641
Stock compensation	2,080	2,221	7,212	7,055
Total cost of revenues	142,979	136,416	433,359	411,696

Selling, general and administrative	37,483	40,440	116,477	116,366
Stock compensation	4,626	3,833	13,729	11,018
Total selling, general and administrative	42,109	44,273	130,206	127,384

Depreciation	2,194	2,355	6,723	6,233
Amortization	5,032	6,087	16,372	18,064
Acquisition costs	456	2,148	464	2,508
Adjustment to fair value of contingent consideration	(1,748)	3,115	(6,475)	(351)
Income from operations	32,216	33,220	105,102	106,929

Net interest (income) expense	(7)	616	794	2,308
Net other expense	236	20	698	406
Income before income taxes	31,987	32,584	103,610	104,215
Provision for income taxes	9,391	9,569	27,852	26,282

Net income	$22,596	$23,015	$75,758	$77,933

Basic net income per share	$0.66	$0.68	$2.23	$2.30
Diluted net income per share	$0.63	$0.64	$2.11	$2.17
Shares used in computing basic net income per share	33,989	33,861	33,964	33,873
Shares used in computing diluted net income per share	36,713	36,663	36,709	36,763

Net income used in computing diluted net income per share	$23,135	$23,554	$77,432	$79,645

Perficient, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2023 (unaudited)	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$80,087	$30,130
Accounts receivable, net	185,140	202,298
Prepaid expenses	6,840	6,432
Other current assets	19,148	16,756
Total current assets	291,215	255,616
Property and equipment, net	13,918	17,970
Operating lease right-of-use assets	23,588	27,088
Goodwill	577,628	565,161
Intangible assets, net	74,882	88,937
Other non-current assets	47,266	41,116
Total assets	$1,028,497	$995,888

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,307	$24,351
Other current liabilities	54,992	104,780
Total current liabilities	70,299	129,131
Long-term debt, net	396,303	394,587
Operating lease liabilities	18,052	18,528
Other non-current liabilities	41,154	43,515
Total liabilities	$525,808	$585,761
Stockholders’ equity:
Preferred stock	$—	$—
Common stock	53	53
Additional paid-in capital	424,989	403,866
Accumulated other comprehensive loss	(8,705)	(17,519)
Treasury stock	(367,669)	(354,536)
Retained earnings	454,021	378,263
Total stockholders’ equity	502,689	410,127
Total liabilities and stockholders’ equity	$1,028,497	$995,888

Perficient, Inc.
Unaudited Condensed Consolidated Statements of Cash Flow
(in thousands)

	Nine Months Ended September 30,
	2023	2022
Net income	$75,758	$77,933
Adjustments to reconcile net income to net cash provided by operations	34,168	36,148
Changes in operating assets and liabilities, net of business acquisitions	(21,442)	(42,640)
Net cash provided by operating activities	88,484	71,441
Net cash used in investing activities	(4,811)	(52,413)
Net cash used in financing activities	(34,223)	(21,227)
Effect of exchange rate on cash and cash equivalents	507	(1,366)
Change in cash and cash equivalents	49,957	(3,565)
Cash and cash equivalents at beginning of period	30,130	24,410
Cash and cash equivalents at end of period	$80,087	$20,845

See the Company's Form 10-Q for the full consolidated statements of cash flows.

About Non-GAAP Financial Information
This news release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

About Non-GAAP Financial Measures
Perficient provides non-GAAP financial measures for adjusted EBITDA (earnings before income taxes, interest, depreciation, amortization, acquisition costs, adjustment to fair value of contingent consideration, stock compensation and the impact of other infrequent or unusual transactions), adjusted net income, and adjusted earnings per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation. Management excludes stock-based compensation related to restricted stock awards, the amortization of intangible assets, amortization of debt issuance costs related to convertible senior notes, acquisition costs, adjustments to the fair value of contingent consideration, net other income and expense, the impact of other infrequent or unusual transactions, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP financial measures to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information used by Perficient’s management. Specifically, adjusted net income is used by management primarily to review business performance and determine performance-based incentive compensation for executives and other employees. Management uses adjusted EBITDA to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP financial measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted EBITDA, adjusted net income, and adjusted earnings per share. In addition, some items that are excluded from adjusted net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP financial measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP financial measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that eliminating this expense from its non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to merger and acquisition-related activities which are expensed in its GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these are expenses associated with each transaction and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustment to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized in earnings. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisitions and are inconsistent in amount and frequency from period to period.

Amortization of Debt Issuance Costs
On November 9, 2021, Perficient issued $380.0 million aggregate principal amount of 0.125% Convertible Senior Notes due 2026, and on August 14, 2020, Perficient issued $230.0 million aggregate principal amount of 1.250% Convertible Senior Notes due 2025 (the “2026 Notes,” and “2025 Notes,” respectively, and collectively, the “Notes”) in private placements to qualified institutional purchasers. Issuance costs attributable to the Notes, in addition to issuance costs related to Perficient’s credit agreement, are being amortized to interest expense over their respective terms. Perficient believes that excluding these non-cash expenses from its non-GAAP financial measures is useful to investors because the expenses are not reflective of Perficient’s business performance.

Foreign Exchange Loss (Gain)
Non-operating foreign currency exchange gains and losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in net other expense (income) in our consolidated statements of operations. As our operations expand into countries outside of the United States, foreign exchange gains and losses have and will become increasingly material. Perficient believes that excluding these gains and losses from its non-GAAP financial measures is useful to investors because foreign exchange gains and losses will vary as the underlying currencies fluctuate, which makes it difficult to compare current and historical results.

Stock Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Perficient excludes stock-based compensation expense and the related tax effects for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share because stock-based compensation is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation, are widely used by analysts and investors.

Business Optimization
Perficient incurs severance costs for business optimization, which are not part of an ongoing written or substantive plan, and are expensed in its GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these expenses are infrequent causing comparison of current and historical financial results to be difficult.

Dilution Offset from Convertible Note Hedge Transactions
It is Perficient’s current intent to settle conversions of the Notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. Perficient excludes the shares that are issuable upon conversions of the Notes because Perficient expects that the dilution from such shares will be offset by the convertible note hedge transactions entered into in November 2021 and August 2020 in connection with the issuance of the Notes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP Net Income	$22,596	$23,015	$75,758	$77,933
Adjustments:
Provision for income taxes	9,391	9,569	27,852	26,282
Amortization	5,032	6,087	16,372	18,064
Acquisition costs	456	2,148	464	2,508
Adjustment to fair value of contingent consideration	(1,748)	3,115	(6,475)	(351)
Amortization of debt issuance costs	631	607	1,870	1,822
Foreign exchange loss	246	54	717	427
Stock compensation	6,706	6,054	20,941	18,073
Business optimization (1)	922	—	922	—
Adjusted Net Income Before Tax	44,232	50,649	138,421	144,758
Adjusted income tax (2)	12,650	12,764	36,820	36,913
Adjusted Net Income	$31,582	$37,885	$101,601	$107,845

GAAP Earnings Per Share (diluted)	$0.63	$0.64	$2.11	$2.17
Adjusted Earnings Per Share (diluted)	$0.92	$1.11	$2.96	$3.14

Shares used in computing GAAP Earnings Per Share (diluted)	36,713	36,663	36,709	36,763
Dilution offset from convertible note hedge transactions	(2,430)	(2,431)	(2,430)	(2,431)
Shares used in computing Adjusted Earnings Per Share (diluted)	34,283	34,232	34,279	34,332

Net income used in computing GAAP Earnings Per Share (diluted)	$23,135	$23,554	$77,432	$79,645

(1)Business optimization includes $0.7 million of severance costs related to billable resources and $0.2 million of severance costs related to non-billable resources for both the three and nine months ended September 30, 2023.
(2)The estimated adjusted effective tax rate of 28.6% and 25.2% for the three months ended September 30, 2023 and 2022, respectively, and 26.6% and 25.5% for the nine months ended September 30, 2023 and 2022, has been used to calculate the provision for income taxes for non-GAAP purposes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP Net Income	$22,596	$23,015	$75,758	$77,933
Adjustments:
Provision for income taxes	9,391	9,569	27,852	26,282
Net interest (income) expense	(7)	616	794	2,308
Net other expense	236	20	698	406
Depreciation	2,194	2,355	6,723	6,233
Amortization	5,032	6,087	16,372	18,064
Acquisition costs	456	2,148	464	2,508
Adjustment to fair value of contingent consideration	(1,748)	3,115	(6,475)	(351)
Stock compensation	6,706	6,054	20,941	18,073
Business optimization (1)	922	—	922	—
Adjusted EBITDA (2)	$45,778	$52,979	$144,049	$151,456

(1)Business optimization includes $0.7 million of severance costs related to billable resources and $0.2 million of severance costs related to non-billable resources for both the three and nine months ended September 30, 2023.
(2)Adjusted EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. Adjusted EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)

	Q4 2023		Full Year 2023
	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP EPS	$0.64	$0.69	$2.74	$2.79
Non-GAAP adjustment (1):
Non-GAAP reconciling items	0.44	0.44	1.56	1.56
Tax effect of reconciling items	(0.10)	(0.10)	(0.36)	(0.36)
Adjusted EPS	$0.98	$1.03	$3.94	$3.99

(1)Non-GAAP adjustment represents the impact of amortization expense, acquisition costs, adjustments to fair value of contingent consideration, amortization of debt issuance costs, foreign exchange gains and losses, stock compensation and business optimization costs, net of the tax effect of these adjustments, divided by adjusted fully diluted shares. Perficient currently expects its Q4 2023 and full year 2023 GAAP effective income tax rate to be approximately 27%. Perficient currently expects its Q4 2023 and full year 2023 estimated adjusted effective income tax rate to be approximately 26% and 27%, respectively. Perficient’s estimates of GAAP and adjusted fully diluted shares for 2023 are included in the following table. These estimates could be affected by share repurchases, shares issued in conjunction with future acquisitions, changes in share price and the potential impact from the conditional conversion features of our debt.

(in millions)	Q4 2023	Full Year 2023
GAAP Fully Diluted Shares	36.7	36.7
Non-GAAP adjustment (2):
Dilution offset from convertible note hedge transactions	(2.4)	(2.4)
Adjusted Fully Diluted Shares	34.3	34.3

(2)Non-GAAP adjustment represents the exclusion of shares that are issuable upon conversion of our convertible notes due to the expectation that shares relating to the principal amount of our convertible notes will be paid in cash and any excess will be offset by the convertible note hedge transactions entered into in August 2020 and November 2021.